Exhibit 3.1

THE COMPANIES LAW (2007 REVISION)

OF THE CAYMAN ISLANDS

COMPANY LIMITED BY SHARES

AMENDED AND RESTATED

MEMORANDUM AND ARTICLES

OF

ASSOCIATION

OF

MECOX LANE LIMITED

Adopted by the members pursuant to

special resolution dated July 9, 2010

THE COMPANIES LAW (2007 REVISION)

OF THE CAYMAN ISLANDS

COMPANY LIMITED BY SHARES

AMENDED AND RESTATED

MEMORANDUM OF ASSOCIATION

OF

MECOX LANE LIMITED

1	The name of the Company is Mecox Lane Limited.

2	The registered office of the Company shall be at the offices of M&C Corporate Services Limited, P.O. Box 309GT, Ugland House, South Church Street, George Town, Grand Cayman, Cayman Islands, or at such other place as the Directors may from time to time decide.

3	The objects for which the Company is established are unrestricted and the Company shall have full power and authority to carry out any object not prohibited by the Companies Law (2007 Revision) or as the same may be revised from time to time, or any other law of the Cayman Islands.

4	The liability of each Member is limited to the amount from time to time unpaid on such Member’s shares.

5	The share capital of the Company is US$40,580, divided into 390,000,000 ordinary shares, par value US$0.0001 per share (each an “Ordinary Share”), and 15,800,000 preference shares, par value US$0.0001 per share (each a “Preference Share”) of which 1,000,000 are classified as Series A Preference Shares, 8,600,000 are classified as Series B Preference Shares, 1,450,000 are classified as Series C Preference Shares, 1,750,000 are classified Series D Preference Shares, and 3,000,000 are classified as Series E Preference Shares.

6	The Company has power to register by way of continuation as a body corporate limited by shares under the laws of any jurisdiction outside the Cayman Islands and to be deregistered in the Cayman Islands.

7	Capitalised terms that are not defined in this Memorandum of Association bear the same meaning as those given in the Articles of Association of the Company.

2

THE COMPANIES LAW (2007 REVISION)

OF THE CAYMAN ISLANDS

COMPANY LIMITED BY SHARES

AMENDED AND RESTATED

ARTICLES OF ASSOCIATION

OF

MECOX LANE LIMITED

INTERPRETATION

1	In these Articles Table A in the First Schedule to the Statute does not apply and, unless there is something in the subject or context inconsistent therewith:

“Additional Ordinary Shares”	has the meaning set forth in Article 7(ii)(e)(4).

“Alfred Gu”	means Mr. Alfred Gu Bei Chun ( ), a citizen of the People’s Republic of China with citizenship identification number 31022219700308461.

“Alfred Shares”	means all such Shares in which Alfred Gu holds legal or beneficial title interest from time to time.

“Affiliate”	with respect to a person or entity, means any other person or entity, directly or indirectly, controlling, controlled by or under common control with such person or entity.

“Articles”	Means these articles of association of the Company.

“Auditor”	Means the person for the time being performing the duties of auditor of the Company (if any).

“Board of Directors”	Means the board of directors of the Company

“Business Purpose of the Company”	has the meaning set forth in Article 7(ii)(f)(3).

“CDIB”	has the meaning set forth in Article 7(ii)(d)(1).

“CDIB Series C Conversion Price”	has the meaning set forth in Article 7(ii)(d)(1).

“Company”	Means the above named company.

“consideration actually received”	has the meaning set forth in Article 7(ii)(e)(4).

“Conversion Date”	has the meaning set forth in Article 7(ii)(d)(2).

“Directors”	Means the directors for the time being of the Company.

“Dividend”	includes an interim dividend.

“Drag-Along Notice”	has the meaning set forth in Article 7(ii)(h)(7)(b).

“Drag-Along Percentage”	has the meaning set forth in Article 7(ii)(h)(7).

“Drag-Along Right”	has the meaning set forth in Article 7(ii)(h)(7)(a).

“Electronic Record”	has the same meaning as in the Electronic Transactions Law (2003 Revision).

“Equity Securities”	means the Ordinary Shares or Preferences Shares of the Company, any warrant, option, right, or any security that is issued as a dividend or other distribution with respect to, or in exchange for, or in replacement of such Preference Shares or Ordinary Shares, or any warrant, option, right, or any security convertible into or exercisable for Preference Shares and Ordinary Shares of the Company.

“Ever Keen”	Ever Keen Holdings Limited, a limited liability company incorporated in the British Virgin Islands, having its registered address at ATC Trustees (BVI) Limited 2nd Floor, Abbott, Tortola British Virgin Islands.

“Investors”	Means the Sequoia Investors, CDIB and Peak Capital and their respective Affiliates who hold Shares of the Company.

“Major Board Matter”

Means any decision of the Board relating to any of the following matters:

(a)    the Company issuing any Equity Securities, or otherwise increasing, altering or dividing its share capital, or altering the rights or terms of any Equity Securities;

(b)    approval of the Company’s profit or dividend distribution plan;

(c)    materially changing or extending the nature or scope of the business of the Company or any of the Material Subsidiaries;

(d)    appointment and removal of the Company’s auditors;

(e)    approval of any stock exchange listing of the Company or any reorganisation, merger, division, liquidation or winding up of the Company;

(f)     appointment and removal of the Chief Executive Officer or the Chief Financial Officer of the Company, and decisions on the Company’s key hiring/dismissal policies;

(g)    approving the Company’s financial accounts and/or any change in the accounting policies and principles of the Company;

(h)    approval of any capital expenditure involving the equivalent of Renminbi 10 million or more;

(i)     entering into, amending, renewing or terminating any transaction or agreement of a material nature with Company’s shareholders, directors, or officers; and

(j)     matters that may be materially adverse to the rights or interest of holders of Series D Preference Shares.

“Material Subsidiary”	has the meaning set forth in Article 7(ii)(f)(3).

“Maxpro Holdings”	Maxpro Holdings Limited, a limited liability company incorporated in the British Virgin Islands, having its registered address at ATC Trustees (BVI) Limited 2nd Floor, Abbott, Tortola British Virgin Islands.

“Member”	has the same meaning as in the Statute.

“Memorandum”	Means the memorandum of association of the Company.

“Minority Member”	has the meaning set forth in Article 7(ii)(h)(7)(a).

“New Ordinary Shares”	has the meaning set forth in Article 7(ii)(d)(6).

“Ordinary Resolution”	Means a resolution passed by a simple majority of the Members as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a general meeting, and includes a written resolution signed by a simple majority of the Members but delivered to all Members. In computing the majority when a poll is demanded regard shall be had to the number of votes to which each Member is entitled by the Articles.

“Peak Capital”	Peak Capital Partners I, L.P.

“Person”	Means an individual, partnership, joint-stock company, company, corporation, trust or unincorporated organization, and a government or agency or political subdivision thereof.

“Preference Conversion Prices”	has the meaning set forth in Article 7(ii)(d)(1).

“Preferred Shareholder”	Means a holder of Preference Shares.

“Proposed Transferee”	has the meaning set forth in Article 7(ii)(h)(7)(a).

“Qualified Public Offering”	means a firm commitment underwritten public offering of Ordinary Shares of the Company and the listing of such Ordinary Shares on a reputable international stock exchange (including without limitation stock exchanges in the United States, Hong Kong and Singapore, or any other stock exchange that is approved by the Board).

“Register of Members”	means the register maintained in accordance with the Statute and includes (except where otherwise stated) any duplicate Register of Members.

“Registered Office”	means the registered office for the time being of the Company.

“Seal”	means the common seal of the Company and includes every duplicate seal.

“Series B Conversion Price”, “Series C Conversion Price”, and “Series D Conversion Price”	have the meanings set forth in Article 7(ii)(d)(1).

“Series A Preference Shares”, “Series B Preference Shares”, “Series C Preference Shares”, “Series D Preference Shares”, and “Series E Preference Shares	have the meanings set forth in Article 7(ii).

“Sequoia Investors”	Means collectively, Maxpro Holdings, Upasia Holdings and Ever Keen.

“Share” and “Shares”	Means a share or shares in the Company and includes a fraction of a share.

“Special Resolution”	has the same meaning as in the Statute, and includes a unanimous written resolution.

“Statute”	means the Companies Law (2007 Revision) of the Cayman Islands.

“Transfer”	any sale, assignment, pledge, hypothecation, or other disposition or encumbrance.

“Upasia Holdings”	Upasia Holdings Limited, a limited liability company incorporated in the British Virgin Islands having its registered address at ATC Trustees (BVI) Limited 2nd Floor, Abbott, Tortola British Virgin Islands.

2	In the Articles:

2.1	words importing the singular number include the plural number and vice versa;

2.2	words importing the masculine gender include the feminine gender;

2.3	words importing persons include corporations;

2.4	“written” and “in writing” include all modes of representing or reproducing words in visible form, including in the form of an Electronic Record;

2.5	references to provisions of any law or regulation shall be construed as references to those provisions as amended, modified, re-enacted or replaced from time to time;

2.6	any phrase introduced by the terms “including”, “include”, “in particular” or any similar expression shall be construed as illustrative and shall not limit the sense of the words preceding those terms;

2.7	headings are inserted for reference only and shall be ignored in construing these Articles;

2.8	Section 8 of the Electronic Transactions Law (2003 Revision) shall not apply; and

2.9	terms defined in the Memorandum have the same meanings when used in these Articles.

COMMENCEMENT OF BUSINESS

3	The business of the Company may be commenced as soon after incorporation as the Directors shall see fit.

4	The Directors may pay, out of the capital or any other monies of the Company, all expenses incurred in or about the formation and establishment of the Company, including the expenses of registration.

ISSUE OF SHARES

5	Subject to the provisions, if any, in the Memorandum (and to any direction that may be given by the Company in general meeting) and without prejudice to any rights attached to any existing Shares, the Directors may allot, issue, grant options over or otherwise dispose of Shares (including fractions of a Share) with or without preferred, deferred or other rights or restrictions, whether in regard to Dividend, voting, return of capital or otherwise and to such persons, at such times and on such other terms as they think proper.

6	The Company shall not issue Shares to bearer.

7	(i) Subject to any rights expressly granted to the Preference Shares issued pursuant to subparagraph (ii) below, the Ordinary Shares may be issued from time to time in any manner permitted by law, as determined from time to time by the Board of Directors and stated in the resolution or resolutions providing for their issuance, and shall have all the rights associated with ordinary shares as specified in the Articles. The Preferences Shares shall have the rights and preferences in subparagraph (ii) or in a resolution of the Board of Directors adopted pursuant to subparagraph (ii).

(ii) The Preference Shares may be issued from time to time in one or more series in any manner permitted by law, as determined from time to time by the Board of Directors and stated in the resolution or resolutions providing for their issuance, prior to the issuance thereof. The Board of Directors shall have the authority to fix and determine, subject to the provisions hereof, the rights and preferences of the shares of any series so established. Unless otherwise provided in the resolution establishing a series of Preference Shares, prior to the issuance of any shares of a series so established or to be established, the Board of Directors may by resolution amend the relative rights, privileges, preferences and restrictions of shares of such series, and after the issuance of shares of a series whose number has been designated by the Board of Directors, the resolution establishing the series may be amended by the Board of Directors to decrease (but not below the number of shares of such series than the outstanding) the number of shares of that series. The first series of Preference Shares shall be comprised of 1,000,000 shares designated as “Series A Preference Shares.” The second series shall be comprised of 8,600,000 shares designated as “Series B Preference Shares.” The third series shall be comprised of 1,450,000 shares designated as “Series C Preference Shares.” The fourth series shall be comprised of 1,750,000 shares designated as “Series D Preference Shares.” The fifth series shall be comprised of 3,000,000 shares designated as “Series E Preference Shares.” The relative rights, preferences, privileges and restrictions and other matters relating to such Preference Shares are as follows:

(a)	Dividends

The holders of outstanding Preference Shares shall be entitled to receive out of any funds of the Company at the time legally available for the declaration of dividends, when, as and if declared by the Board of Directors, dividends at a rate as determined by the Board of Directors, payable at such intervals as the Board of Directors may from time to time determine. No dividend may be declared or paid or set apart for payment (whether in cash or property) on the Ordinary Shares, nor shall any Ordinary Shares be purchased, redeemed or otherwise acquired for value by the Company in any fiscal year of the Company (except for repurchase of Ordinary Shares by the Company from employees or consultants upon termination of their employment or service pursuant to agreements providing for such repurchase) until dividends of an equal amount or value per share (with the Preference Shares being deemed to have converted into Ordinary Shares for this purpose) shall have been paid to or declared and set apart upon all Preference Shares during that fiscal year. The right to dividends on Preference Shares shall not be cumulative and no right shall accrue to holders of Preference Shares by reason of the fact that distributions on said shares are not declared in any prior year, nor shall any undeclared or unpaid distribution bear or accrue interest.

(b)	Preference on Liquidation

(1)	In the event of a liquidation, dissolution or winding up of the Company, voluntary or involuntary, the holder or holders of the Series B, Series C and Series D Preference Shares shall be entitled to receive in proportion to the number of Series B or Series C or Series D Preference Shares held by such holders, out of the assets of the Company but before any distribution or payment shall be made in respect to the Company’s Series A Preference Shares or Ordinary Shares, an aggregate amount equal to US$25,336,226, plus an amount equal to the dividends declared and unpaid thereon to the date of distribution. After such distribution to the holders of the Series B and Series C and Series D Preference Shares, holders of Series A Preference Shares shall be entitled to receive an amount equal to the dividends declared and unpaid thereon to the date of distribution. After such distributions to holders of the Preference Shares, all further amounts distributable to the Members shall be divided ratably among the holders of the Ordinary Shares.

(2)	The sale, lease, transfer or other disposition (but not including a transfer or disposition by pledge or mortgage to a bona fide lender) of all or substantially all of the assets of the Company shall be deemed to be a liquidation, dissolution or winding up of the Company as those terms are used in this paragraph.

(3)	In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company which will involve the distribution of assets other than cash, the value of any such asset shall be its fair market value as determined in good faith by the Board of Directors (or if a liquidator has been appointed, the liquidator). Any such asset which is a security shall be valued as follows:

(A)	Securities not subject to investment letter or other similar restrictions on free marketability covered by (B) below:

(I)	If traded on a securities exchange or through the Nasdaq National Market, the value shall be deemed to be the average of the closing prices of the securities on such exchange over the thirty (30) day period ending thee (3) days prior to the closing;

(II)	If actively traded over-the-counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the thirty (30) day period ending three (3) days prior to the closing; and

(III)	If there is no active public market, the value shall be the fair market value thereof, as mutually determined by the Board of Directors or a liquidator, as appropriate, and the holders of at least a majority of the voting power of all then outstanding Preference Shares.

(B)	The method of valuation of securities subject to investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a Member’s status as an Affiliate or former Affiliate) shall be to make an appropriate discount from the market value as determined above in (A)(I), (II) or (III) to reflect the approximate fair market value thereof, as mutually determined in good faith by the Board of Directors (or if a liquidator has been appointed, the liquidator).

(C)	In the event that a fair market value cannot be determined for any asset(s) other than cash, as set forth above, the Board of Directors shall promptly engage competent independent appraisers to determine the value of such asset(s). The Company shall, upon receipt of such appraiser’s valuation, give prompt written notice to each holder of Preference Shares of the appraiser’s valuation.

(c)	Voting

Except as otherwise required by law or as set forth herein, the Preference Shares shall be voted on an equal basis with the Ordinary Shares at any annual or extraordinary meeting of the Members, or may act by written resolution in the same manner as the Company’s Ordinary Shares, upon the following basis: each holder of Preference Shares shall be entitled to such number of votes for the Preference Shares held by such holder on the record date fixed for such meeting, or on the effective date of such written resolution, as shall be equal to the number of the Company’s Ordinary Shares into which such holder’s Preference Shares are convertible immediately after the close of business on the record date fixed for such meeting or the effective date of such written resolution.

(d)	Conversion Rights

(1)	Series A Preference Shares are not convertible. Each Series B Preference Share shall be convertible, at the option of the holder thereof, at any time after its date of issuance, at the main business office of the Company or any transfer agent for the Series B Preference Shares, into such number of fully paid and non-assessable Ordinary Shares as is determined by dividing US$3.17 by the Series B Conversion Price. Each Series C Preference Share shall be convertible, at the option of the holder thereof, at any time after its date of issuance, at the main business office of the Company or any transfer agent for the Series C Preference Shares, into such number of fully paid and non-assessable Ordinary Shares as is determined by dividing US$l.82 by the Series C Conversion Price; provided that with respect to Series C Preference Shares originally issued to CDIB & Partners Investment Holding Corporation, formerly Southeast Asia Investment Holding Corp., (and for all holders of Series C Preference Shares originally issued by the Company to and then transferred by Southeast Asia Investment Holding (Caymans) Limited, collectively, “CDIB”), each such Series C Preference Share shall be convertible, at the option of its holder, at any time after its date of issuance, at the main business office of the Company or any transfer agent for the Series C Preference Shares, into such number of fully paid and non-assessable Ordinary Shares as is determined by dividing US$4.89 by the Series C Conversion Price applicable to the Series C Preference Shares originally issued to CDIB (the “CDIB Series C Conversion Price”). Each Series D Preference Share shall be convertible, at the option of the holder thereof, at any time after its date of issuance, at the main business office of the Company or any transfer agent for the Series D Preference Shares, into such number of fully paid and non-assessable Ordinary Shares as is determined by dividing US$5.77 by the Series D Conversion Price. The “Series B Conversion Price” shall initially be US$0.30 and the “Series C Conversion Price” shall initially be US$0.17 (provided that the CDIB Series C Conversion Price shall initially be US$0.46), and the “Series D Conversion Price” shall initially be US$0.55 (“Preference Conversion Prices”), all of which shall be subject to adjustments as hereinafter provided. For and only for the purpose of this Article 7(ii)(d), “Preference Shares” refer to only Series B Preference Shares and Series C Preference Shares and Series D Preference Shares, and exclude Series A Preference Shares.

(2)	The holder of any Preference Shares may exercise the conversion rights by delivering to the Company during regular business hours, at the office of any transfer agent of the Company for the Preference Shares, or at the main business office of the Company or at such other place as may be designated by the Company, the certificate or certificates for the shares to be converted, accompanied or preceded by written notice stating that the holder elects to convert such shares into Ordinary Shares. Conversion shall be deemed to have been effected on the date when such delivery is made (the “Conversion Date”). As promptly as practicable thereafter the Company shall issue and deliver to or upon the written order of such holder, at such office or other place designated by the Company, a certificate or certificates for the number of full Ordinary Shares, to which such holder is entitled. The holder shall be deemed to have become a member of record of such Ordinary Shares on the applicable Conversion Date unless the Register of Members is closed on the date, in which event it shall be deemed to have become a member of record on the next succeeding date on which the Register of Members is open, but the Conversion Price shall be that in effect on the Conversion Date. Upon conversion of only a portion of the number of Preference Shares represented by a certificate surrendered for conversion, the Company shall issue and deliver to or upon the written order of the holder of the certificate so surrendered for conversion, at the expense of the Company, a new certificate covering the number of Preference Shares representing the unconverted portion of the certificate so surrendered.

(3)	The Company shall pay any and all issue and other taxes that may be payable in respect of any issue or delivery of Ordinary Shares on the conversion of Preference Shares pursuant hereto. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of Ordinary Shares in a name other than that in which the Preference Shares so converted were registered, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Company the amount of any such tax, or has established, to the satisfaction of the Company, that such tax has been paid.

(4)	The Company shall at all times reserve and keep available, out of its authorized but unissued share capital, solely for the purpose of effecting the conversion of the Preference Shares, the full number of Ordinary Shares deliverable upon the conversion of all the Preference Shares from time to time outstanding.

(5)	If any Ordinary Share to be reserved for the purpose of conversion of Preference Shares require registration or listing with, or approval of, any governmental authority, stock exchange or other regulatory body under any law or regulation or otherwise, before such shares may be validly issued or delivered upon conversion, the Company will in good faith and as expeditiously as possible endeavor to secure such registration, listing or approval, as the case may be.

(6)	All Ordinary Shares which may be issued upon conversion of the Preference Shares (“New Ordinary Shares”) will upon issuance by the Company be validly issued, fully paid and non-assessable and free from all taxes, liens and charges with respect to the issuance thereof.

(7)	All New Ordinary Shares shall rank pari passu in all respects and form one class with the Ordinary Shares then in issue and entitle any holder thereof to be paid an appropriate proportion of all dividends and other distributions declared after the Conversion Date.

(8)	The Company may give effect to any conversion pursuant to these Articles by one or more of the following methods:

(i)	if the total nominal par value of the shares being converted is equal to the total nominal par value of the share into which they convert, the Company may, by resolution of the Board of Directors, redesignate shares of a particular class to shares of another class. On re-designation, each share to be converted shall become a share of the class into which it is converted, with the rights, privileges, terms and obligations of that class and the converted share shall thenceforth form part of the class into which it has been converted (and shall cease to form part of the class from which it was converted for all purposes hereof).

(ii)	the Directors may by resolution resolve to redeem mandatorily the converting shares (and, for accounting and other purposes, may determine the value therefore) and in consideration therefore issue fully-paid shares of the relevant class in relevant number.

(iii)	the Directors may by resolution adopt any other method permitted by law.

(e)	Adjustment of Conversion Price

(1)	Stock Splits, Dividends and Combinations. In case the Company shall at any time subdivide its Ordinary Shares, or shall issue a share dividend on its outstanding Ordinary Shares, the Conversion Price in effect immediately prior to such subdivision or the issuance of such dividend shall be proportionately decreased, and in case the Company shall at any time consolidate the outstanding Ordinary Shares, the Conversion Price in effect immediately prior to such consolidation shall be proportionately increased, effective at the close of business on the date of such subdivision, dividend or consolidation, as the case may be.

(2)	Adjustment for Reclassification, Exchange and Substitution. If at any time or from time to time after the original issuance of the Preference Shares, the Ordinary Shares issuable upon the conversion of the Preference Shares are changed into the same or a different number of shares of any class or classes of shares, whether by reclassification or otherwise (other than a subdivision or consolidation of shares or share dividend or a reorganization, merger, consolidation, or sale of assets), in any such event each holder of Preference Shares shall have the right thereafter to convert such shares into the kind and amount of shares and other securities and property receivable upon such reclassification or other change by holders of the maximum number of Ordinary Shares into which such Preference Shares could have been converted immediately prior to such reclassification or change, all subject to further adjustment as provided herein or with respect to such other securities or property by the terms thereof.

(3)	[Reserved]

(4)	Lower Priced Issuances. Upon the issuance or sale by the Company of Additional Ordinary Shares (as defined below) at a consideration per share less than the Conversion Price of any Preference Share in effect immediately prior to the time of such issuance or sale, other than an issuance of shares or securities pursuant to Article 7(ii)(e)(1) above or the issuance of Ordinary Shares upon conversion of any Preference Shares, then forthwith upon such issue or sale, such Conversion Price shall be reduced to a price (calculated to the nearest thousandth of a cent) determined by dividing:

(A)	an amount equal to the sum of (x) the number of Ordinary Shares outstanding immediately prior to such issue or sale multiplied by the Conversion Price in effect immediately prior to such adjustment, (y) the number of Ordinary Shares issuable upon conversion or exchange of any securities of the Company outstanding immediately prior to such issue or sale multiplied by the Conversion Price in effect immediately prior to such adjustment, and (z) an amount equal to the aggregate “consideration actually received” by the Company upon such issue or sale; by

(B)	the sum of the number of Ordinary Shares outstanding immediately after such issue or sale and the number of Ordinary Shares issuable upon conversion or exchange of any securities of the Company outstanding immediately after such issue or sale;

For purposes of this Article 7(ii)(e)(4):

(I)	The term “Additional Ordinary Shares” shall mean any Ordinary Shares, any obligation, or any share or other security of the Company convertible into or exercisable or exchangeable for or into Ordinary Shares except for (u) any options for the purchase of Ordinary Shares or shares convertible into Ordinary Shares issued to officers, directors or full-time employees of the Company pursuant to share grant, share purchase and/or share option plans or any other share incentive program, agreement or arrangement approved by the Board of Directors (v) Ordinary Shares issued or issuable to officers, directors or full-time employees of the Company pursuant to stock grant, stock purchase and/or stock option plans or any other stock incentive program, agreement or arrangement approved by the Board of Directors, (w) shares issued pursuant to Article 7(ii)(e) hereof, and (y) Ordinary Shares issued upon conversion of Preference Shares.

(II)	In the case of an issue or sale for cash of Ordinary Shares, the “consideration actually received” by the Company therefor shall be deemed to be the amount of cash received, before deducting therefrom any commissions or expenses paid by the Company.

(III)	In case of the issuance (otherwise than upon conversion or exchange of obligations or shares of the Company) of additional Ordinary Shares for a consideration other than cash or a consideration partly other than cash, the amount of the consideration other than cash received by the Company for such shares shall be deemed to be the value of such consideration as determined in good faith by the Board of Directors.

(IV)	In case of the issuance by the Company in any manner of any rights to subscribe for or to purchase Ordinary Shares, or any options for the purchase of Ordinary Shares or shares convertible into Ordinary Shares, all Ordinary Shares or shares convertible into Ordinary Shares to which the holders of such rights or options shall be entitled to subscribe for or purchase pursuant to such rights or options shall be deemed “outstanding” as of the date of the offering of such rights or the granting of such options, as the case may be, and the minimum aggregate consideration named in such rights or options for the Ordinary Shares or shares convertible into Ordinary Shares covered thereby, plus the consideration, if any, received by the Company for such rights or options, shall be deemed to be the “consideration actually received” by the Company (as of the date of the offering of such rights or the granting of such options, as the case may be) for the issuance of such shares.

(V)	In case of the issuance or issuances by the Company in any manner of any obligations or of any shares of the Company that shall be convertible into or exchangeable for Ordinary Shares, all Ordinary Shares issuable upon the conversion or exchange of such obligations or shares shall be deemed issued as of the date such obligations or shares are issued, and the amount of the “consideration actually received” by the Company for such additional Ordinary Shares shall be deemed to be the total of (x) the amount of consideration received by the Company upon the issuance of such obligations or shares, as the case may be, plus (y) the minimum aggregate consideration, if any, other than such obligations or shares, receivable by the Company upon such conversion or exchange, except in adjustment of dividends.

(VI)	In the event the Company shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by the Company or other persons or options or rights not referred to in this Article 7(ii)(e)(4), then, in each such case, the holders of Preference Shares shall be entitled to the distributions provided for in Article 7(ii)(a) above, and no adjustment to the Conversion Price provided for in this Article 7(ii)(e) shall be applicable.

(5)	No Impairment. The Company will not through any reorganization, transfer of assets, consolidation, merger, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company but will at all times in good faith assist in the carrying out of all the provisions of Article 7(ii)(e) and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Preference Shares against impairment.

(6)	Notice of Adjustment. Upon the occurrence of each adjustment or readjustment of any Conversion Price pursuant to this Article 7(ii)(e), the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof, and shall prepare and furnish to each holder of Preference Shares affected thereby a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request at any time of any holder of any series of Preference Shares, furnish or cause to be furnished to such holder a like certificate setting forth (x) such adjustment or readjustment, (y) the Conversion Price or Conversion Prices of such series (which in the case of Series C there shall be one Conversion Price for the series in general and an CDIB Conversion Price) at the time in effect, and (z) the number of Ordinary Shares and the amount, if any, of other property which at the time would be received upon the conversion of his shares.

(7)	Status of Converted Shares. In the event any Preference Shares shall be converted, the shares so converted shall be cancelled and shall not be issuable by the Company.

(f)	Protective Provisions

(1)	Notwithstanding anything to the contrary in these Articles, so long as any Preference Share is outstanding, no resolution to effect the following may be proposed at any meeting unless a quorum, which for the purpose of this Article must include at least one of the Sequoia Investors, is present and voting:

(A)	amend the Company’s Memorandum or Articles of Association; or

(B)	alter, change, amend or modify the rights, preferences or privileges of any series of Preference Shares.

In addition, the Company shall not amend the Company’s Memorandum or Articles of Association which might adversely affect the rights, preferences, privileges and restrictions of Series D Preference Shares without prior written approval of the holder or holders of at least a majority of the total number of Series D Preference Shares outstanding.

(2)	So long as any Preference Share is outstanding, no resolution to effect the following may be proposed at any meeting with respect to the Company or its Material Subsidiaries (as defined below) unless a quorum, which for the purpose of this Article must include at least one of the Sequoia Investors, is present and voting. In addition, the Company shall require the approval of the holders of at least 75% of the total voting power of the Company (i.e., the Ordinary Shares and all the Preference Shares on an as-if-converted-to-Ordinary basis) present and voting at such meeting in order to:

(A)	(i) authorize or effect a liquidation, winding up, dissolution or adoption of any plan for the liquidation, winding up or dissolution of the Company or any of the Company’s Material Subsidiaries; or (ii) make an assignment for the benefit of creditors or file a petition under any bankruptcy or insolvency or under any similar law, or appoint a receiver for substantially all of the assets of the Company or any of the Company’s Material Subsidiaries;

(B)	convey, sell, lease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or substantially all of the business or property of the Company or such Material Subsidiary, whether now owned or hereafter acquired but excluding (x) obsolete or worn-out property, tools or equipment no longer used or useful in its business so long as the amount thereof sold in any single fiscal year by the Company and its Material Subsidiaries shall not have a fair market value in excess of 10% of the assets of Company and its Material Subsidiaries and (y) any inventory or other property sold or disposed of in the ordinary course of business and on ordinary business terms. Notwithstanding the foregoing provisions of this Section:

(i)	any subsidiary of the Company may be merged or consolidated with or into: (x) the Company if the Company shall be the continuing or surviving corporation or (y) any other such subsidiary; provided that if any such transaction shall be between a subsidiary and a wholly owned subsidiary, the wholly owned subsidiary shall be the continuing or surviving corporation;

(ii)	any subsidiary of the Company may sell, lease, transfer or otherwise dispose of any or all of its property (upon voluntary liquidation or otherwise) to the Company or a wholly owned subsidiary of the Company; and

(iii)	the Company or any subsidiary of the Company may merge or consolidate with any other Person if in the case of a merger or consolidation of the Company, the Company is the surviving corporation and, in any other case, the surviving corporation is a wholly owned subsidiary of the Company;

(C)	amend or modify the Company’s Memorandum or Articles of Association to adversely affect the rights of any series of Preference Shares; or

(D)	change the Business Purpose of the Company.

(3)	For purposes of Article 7(ii)(f)(2):

(A)	“Business Purpose of the Company” shall mean the business of: (i) mail-order sales; (ii) electronic commerce; (iii) provision of back-end fulfilment services for other direct marketing and e-commerce companies; and (iv) advertising on its web-sites; and

(B)	“Material Subsidiary” of the Company shall mean, at any time, a direct or indirect subsidiary of the Company (i) whose assets (net of liabilities) constituted more than 10% of the assets (net of liabilities) of the Company and all of its subsidiaries on a consolidated basis as at the end of the immediately preceding complete fiscal year of the Company; or (ii) whose net revenues constituted more than 10% of the net revenues of the Company and all its subsidiaries on a consolidated basis for the immediately preceding complete fiscal year of the Company.

(4)	(a) At any time when there are any Series A Preference Shares outstanding, no Series A Preference Shares may be issued without the approval of the holder or holders of at least a majority of the outstanding Series A Preference Shares.

(b) At any time when there are any Series B Preference Shares outstanding, no Series B Preference Shares may be issued without the approval of the holder or holders of at least a majority of the outstanding Series B Preference Shares.

(c) At any time when there are any Series C Preference Shares outstanding, no Series C Preference Shares may be issued without the approval of the holder or holders of at least a majority of the outstanding Series C Preference Shares.

(d) At any time when there are any Series D Preference Shares outstanding, no Series D Preference Shares may be issued without the approval of the holder or holders of at least a majority of the outstanding Series D Preference Shares.

(e) The rights, preferences, privileges and restrictions of any series of Preference Shares may not be altered, changed, amended or modified without first obtaining the approval by vote or written resolution, in the manner provided by law, of the holder or holders of at least a majority of the total number of such series of Preference Shares outstanding, voting as a separate class.

(g)	Information and Inspection Rights

(1) Information Rights. For so long as a Preferred Shareholder, who together with its Affiliate, holds not less than 1,000,000 Preferred Shares (subject to any adjustment as a result of stock split, reverse stock split, stock dividend or distribution, reclassification, combination, recapitalisation, exchange, substitution or similar event involving the Preferred Shares), the Company will deliver to such Preferred Shareholder:

(a) audited annual consolidated financial statements, within ninety (90) days after the end of each calendar year (beginning with the 2006 calendar year), prepared in accordance with US GAAP and audited by a “Big 4” accounting firm approved by the Board;

(b) unaudited quarterly financial statements of the Company as soon as available, and in any event within forty-five (45) days after each quarterly accounting period, prepared in accordance with PRC GAAP, together with a comparison of such quarterly results with the results projected by the Company’s annual budget; and

(c) an annual consolidated budget for the following fiscal year as approved by the Board, within thirty (30) days prior to the end of each fiscal year (the above rights, collectively, the “Information Rights”).

All annual financial statements to be provided to the Preferred Shareholders pursuant to this Article (7)(ii)(g) will be prepared in accordance with US GAAP. All annual and quarterly financial statements shall include an income statement and a cash flow statement for the period then ended as well as for year-to-date, as well as a balance sheet as of the end of such period compared with the last audited balance sheet. All audits will be performed by a “Big 4” accounting firm, in accordance with US GAAP.

(2) Inspection Rights. For so long as a Preferred Shareholder holds the Company’s Shares representing four percent (4%) or more of the voting power of the Company calculated on an as converted basis, such Preferred Shareholder shall have (a) the right to obtain such information as the Preferred Shareholder shall reasonably request, (b) the right to inspect facilities, records and books of the Company and any direct or indirect subsidiaries of the Company (together the “Group Companies” and each a “Group Company”) and to make extracts therefrom, at any time during regular working hours on reasonable prior notice to the relevant Group Company, and (c) the right to discuss the business, operations and conditions of any Group Company with its respective directors, officers, employees, accountants, legal counsel and investment bankers (the “Inspection Rights”) at its own costs and expenses on reasonable prior written notice to the Company. The Company and other Group Companies shall provide to such holder other information and access as may be mutually agreed upon from time to time.

(3) Termination of Rights. The Information Rights and Inspection Rights shall terminate upon the closing of a Qualified Public Offering.

(h)	Restrictions on Share Transfers

(1) Restrictions on Share Transfers. Except for the Preferred Shareholders, any holder of the Company’s Shares shall not, directly or indirectly, sell, transfer, pledge or otherwise dispose of, or permit the sale, transfer, pledge or other disposition of, (each disposition referenced in this Article 7(ii)(h), a “Transfer”), unless he has obtained the prior written consent of the Board, provided however, in the event of any Shares Transferred involuntarily pursuant to divorce, legal separation, bankruptcy or other proceedings, death or any other involuntary Transfer, (a) any such transferee agrees in writing to be bound by the restrictions contained herein, (b) such Transfer will not, in the reasonable opinion of the Company’s legal counsel, prevent the Company from consummating its initial public offering, and (c) any such Transfer will be subject to a right of first refusal as set forth in Article 7(ii)(h)(2)(c).

(2) Right of First Refusal.

(a) Each Preferred Shareholder, who together with its Affiliates, holds Company’s Shares representing five percent (5%) or more of the voting power of the Company calculated on an as converted basis, shall be entitled to a right of first refusal as set forth in Article 7(ii)(h)(2)(c) (each such holder, a “ROFR Investor”).

(b) ROFR Transfer Notice. Subject to the limitations imposed on certain holders of the Company’s Shares as provided in Article 7(ii)(h)(1), if at any time (i) any holder of the Company’s Shares (other than the Preferred Shareholders or their Affiliates) (the “Selling Shareholder”) proposes to Transfer his or her Equity Securities, in whole or in part, to one or more third parties or (ii) any Equity Securities held by the Selling Shareholder are transferred involuntarily pursuant to divorce, legal separation, bankruptcy or other proceedings, death or any other involuntary transfer, then such Selling Shareholder (or his or her executor) shall give any holder of Preference Shares a written notice of the intention to make such Transfer (the “ROFR Transfer Notice”), which ROFR Transfer Notice shall include (i) a description of the Equity Securities to be Transferred (the “Offered Shares”), (ii) the identity of the prospective transferee(s) and (iii) the consideration and the material terms and conditions upon which the proposed Transfer is to be made. The Selling Shareholder shall certify in the ROFR Transfer Notice that such Selling Shareholder has received a firm offer from the prospective transferee(s) respectively, and in good faith believes a binding agreement for the Transfer is obtainable on the terms set forth in the ROFR Transfer Notice. The ROFR Transfer Notice shall also include a copy of any written proposal, term sheet or letter of intent or other agreement relating to the proposed Transfer.

(c) Right of First Refusal.

(i) Each ROFR Investor has the right of first refusal on the Company’s Shares proposed to be Transferred by a Selling Shareholder (the “ROFR Seller”) which is exercisable upon giving written notice to such ROFR Seller (the “ROFR Notice”) within forty (40) days after its receipt of the ROFR Transfer Notice, to purchase up to its pro-rata share of the Offered Shares, plus up to its pro-rata share of any balance of the Offered Shares not purchased by other ROFR Investor (the “Remaining Shares”), on the same terms and conditions as set forth in the ROFR Transfer Notice, subject to Article 7(ii)(h)(2)(c)(iii) below. The ROFR Notice shall state whether such ROFR Investor desires to purchase the maximum amount of the Offered Shares available including his, her or its pro-rata share of the Remaining Shares. A ROFR Investor who either does not deliver a ROFR Notice or indicates in the ROFR Notice that such ROFR Investor elects not to purchase any of the Offered Shares shall be referred to herein as a “Non-Purchasing Holder” and otherwise a “Purchasing Holder.”

(ii) Each Purchasing Holder’s pro-rata share shall be equal to a fraction, the numerator of which is the number of Equity Securities held by such Purchasing Holder, and the denominator of which is the total number of shares of Equity Securities held by all Purchasing Holders calculated immediately prior to the time of the proposed Transfer from the ROFR Seller, provided however, that with respect to the Remaining Shares, the denominator shall be a total number of Equity Securities held by Purchasing Holders that are purchasing Remaining Shares.

(iii) In the event that the Transfer in question is by operation of law or other involuntary Transfer (including a Transfer incident to death, divorce, legal separation or bankruptcy), the price per share shall be the fair market value of such Offered Shares, which shall be a price set by the Board of Directors that will reflect the current value of the Offered Shares in terms of present earnings and future prospects of the Company, determined within forty (40) days after receipt by the ROFR Investors of the ROFR Transfer Notice.

(iv) In the event the consideration for the Offered Shares specified in a ROFR Transfer Notice is payable in property other than cash and the ROFR Seller and the ROFR Investors who wish to purchase the Offered Shares (acting together) cannot agree on the cash value of such property within ten (10) days after such ROFR Investors’ receipt of the ROFR Transfer Notice, the value of such property shall be determined by an appraiser of recognized standing selected jointly by the ROFR Seller and such ROFR Investor (acting together). If they cannot agree on an appraiser within twenty (20) days after receipt of the ROFR Transfer Notice by the ROFR Investors, within a further five-day period, the ROFR Seller and such ROFR Investors (acting together ) shall each select an appraiser of recognized standing and the two appraisers shall designate a third appraiser of recognized standing to determine the value of such property. The value of such property shall be determined by the appraiser selected pursuant to this Section 7(ii)(h)(2)(c)(iv) within one (1) month from its appointment, and such determination shall be final and binding on the ROFR Seller and such ROFR Investors. The cost of such appraisal shall be shared equally by the ROFR Seller, on the one hand, and such ROFR Investor, on the other hand (each ROFR Investor shall pay its pro rata portion of such costs based on the number of Offered Shares acquired by each such ROFR Investor). If the 40-day period as specified in Section 7(ii)(h)(2)(c)(i) has expired but for the determination of the value of the consideration for the Offered Shares offered by the ROFR Seller, then such 40-day period shall be extended to the fifth business day after such valuation shall have been determined to be final and binding pursuant to this Section 7(ii)(h)(2)(c)(iv).

(3) Non-Exercise of Rights. To the extent that the ROFR Investors have not exercised their rights to purchase all the Offered Shares subject to the Transfer, the Selling Shareholder shall have a period of thirty (30) days from the expiration of such rights to sell any Remaining Shares over which no Co-Sale Participant (as defined in Article 7(ii)(h)(8)(a)) has exercised its co-sale right pursuant to Article 7(ii)(h)(8), upon terms and conditions (including the purchase price) no more favorable to the purchaser than those specified in the ROFR Transfer Notice, to the third-party transferee(s) identified in the ROFR Transfer Notice. The third-party transferee(s) shall, as a condition to the effectiveness of Transfer of such Remaining Shares, furnish the Company and the Selling Shareholder with a written agreement to be bound by and comply with the terms of any then existing shareholders agreements, as well as the terms of the agreement pursuant to which such Offered Shares were issued. In the event a Selling Shareholder does not consummate the sale or disposition of the Offered Shares within the thirty-day period from the expiration of these rights, the ROFR Investor’s right of first refusal and co-sale right hereunder shall continue to be applicable to any subsequent disposition by any Selling Shareholder. Furthermore, the exercise or non-exercise by any ROFR Investor its right of first refusal or co-sale right shall not adversely affect such its rights to make subsequent purchases from or sales to any Selling Shareholder or prospective third-party purchaser. Any proposed Transfer on terms and conditions different than those described in the ROFR Transfer Notice, as well as any subsequent proposed Transfer of any of the Offered Shares by a Selling Shareholder shall again be subject to the right of first refusal and co-sale right of the Preferred Shareholders and shall require compliance by the Selling Shareholder with the procedures described in this Article 7(ii)(h).

(4) [Reserved]

(5) [Reserved]

(6) Right of First Offer.

(a) No Preferred Shareholder shall Transfer any of the Company’s Shares owned by it (except to Affiliates of such Preferred Shareholder or in a distribution to shareholders or partners of such Preferred Shareholder) unless the Preferred Shareholder desiring to make the Transfer (the “Preferred Transferor”) shall have complied with the provisions of this Article 7(ii)(h)(6).

(b) Offer by Preferred Transferor.

(i) If a Preferred Transferor wishes to Transfer any of the Company’s Shares, it shall deliver to each other Preferred Shareholder (the “Proposed Preferred Transferee”) a written notice to such effect. Such notice shall consist of a bona fide offer to sell to the Proposed Preferred Transferee all of the shares then proposed to be transferred by the Preferred Transferor (the “Proposed Preferred Transfer Shares”), specifying the purchase price at which the Preferred Transferor is prepared to sell the Proposed Preferred Transfer Shares.

(ii) Each Proposed Preferred Transferee shall have the right to purchase such number of Proposed Preferred Transfer Shares calculated by multiplying the total number of such shares by a quotient, obtained by dividing (x) the number of Ordinary Shares held by or issuable to such Proposed Preferred Transferee (on an as-converted basis of all convertible securities then held by such Proposed Preferred Transferee) by (y) the total number of Ordinary Shares held by or issuable to all Proposed Preferred Transferees (on an as converted basis of all convertible securities then held by such Proposed Preferred Transferee), or such other amount as may be agreed by the Proposed Preferred Transferees.

(c) Acceptance of Offer.

(i) Within ten (10) Business Days after receipt of the notice in Article 7(ii)(h)(6)(b)(i), each Proposed Preferred Transferee may, at its option, elect to purchase all, but not less than all, of the Proposed Preferred Transfer Shares available to it as calculated under Article 7(ii)(h)(6)(b)(ii). The Proposed Preferred Transferee shall exercise such option by giving notice thereof to the Preferred Transferor within such 10-Business Day period.

(ii) At the end of 10-Business Day period, if there are Proposed Preferred Transfer Shares that the Proposed Preferred Transferees have not elected to purchase pursuant to Article 7(ii)(h)(6)(c)(i), the Preferred Transferor shall send a second written notice to all Proposed Preferred Transferees and offer the remaining Proposed Preferred Transfer Shares to such Proposed Preferred Transferees, and each Proposed Preferred Transferee shall have five (5) Business Days to agree to purchase up to its pro rata share of such remaining Proposed Preferred Transfer Shares, for the price and on the terms and conditions specified in the notice given under Article 7(ii)(h)(6)(b)(i), by giving notice thereof to the Preferred Transferor within such 5-Business Day period. The remaining Proposed Preferred Transfer Shares shall be allocated among such Proposed Preferred Transferees as nearly as possible pro rata in accordance with the shares held by such Proposed Preferred Transferees before any transfer of shares by the Preferred Transferor.

(iii) The notice required to be given to any purchasing party, shall specify a date for the closing of the purchase which shall not be more than five (5) Business Days after the date of giving the last notice of election to purchase Proposed Preferred Transfer Shares pursuant to this Article 7(ii)(h)(6).

(d) Release from Restriction; Termination of Rights. To the extent the offer for all (but not less than all) of the Company’s Shares proposed to be transferred by the Preferred Transferor is not accepted by the Proposed Preferred Transferees, the Preferred Transferor may sell the Proposed Preferred Transfer Shares, provided, that such Transfer shall be made only in strict accordance with the terms and conditions, and at a price higher than or equal to that, stated in the notice given under Article 7(ii)(h)(6)(b)(i). If the Preferred Transferor shall fail to make such Transfer within sixty (60) days following the expiration of the time hereinabove provided for the election by the Proposed Preferred Transferee, such Proposed Preferred Transfer Shares shall again become subject to all the restrictions of this Article 7(ii)(h)(6).

(7) Drag-Along Rights.

(a) If at any time, the holders of at least 75% or more of the total voting power of the Company (i.e., the Ordinary Shares and all the Preference Shares on an as-if-converted-to-Ordinary basis) (the “Dragging Holders”) approve an offer by any Person or Persons (for purposes of this Article 7(ii)(h)(7), the “Proposed Transferee”) to purchase all or substantially all of the equity or assets of the Company or all of the Group Companies, or the business conducted by them (the “Drag-Along Sale”), then such Dragging Holders shall have the right (for purposes of Article 7(ii)(h)(7), the “Drag-Along Right”), but not the obligation, to require each other Member (each a “Minority Member”) to vote to approve such sale or to sell to the Proposed Transferee up to all the Equity Securities held by such Minority Member, and notwithstanding any provision herein to the contrary, the proceeds thereof shall be paid to the Members in accordance with Article 7(ii)(b). Each Member agrees to take all steps necessary to enable him or it to comply with the provisions of this Article 7(ii)(h)(7), including, but not limited to, voting in favor of such Drag-Along Sale, converting Preference Shares into Ordinary Shares (if necessary) and transferring their Shares or ownership interest in the Group Companies involved in such Drag-Along Sale. Notwithstanding any provision to the contrary, the share transfer restrictions as provided in Articles 7(ii)(h)(1), 7(ii)(h)(2), 7(ii)(h)(6) and 7(ii)(h)(8) shall not apply to any transfers made pursuant to this Article 7(ii)(h)(7).

(b) To exercise a Drag-Along Right, the Dragging Holders shall give each Minority Member and the Company a written notice (for purposes of this Article 7(ii)(g), a “Drag-Along Notice”) containing (A) the name and address of the Proposed Transferee and (B) the proposed purchase price, terms of payment and other material terms and conditions of the Proposed Transferee’s offer. Each Minority Member shall thereafter be obligated to sell the Ordinary Shares (and, if applicable, Preference Shares) subject to such Drag-Along Notice, provided that the sale to the Proposed Transferee is consummated within ninety (90) days of delivery of such Drag-Along Notice. If the sale is not consummated within such 90-day period, then each Minority Member shall no longer be obligated to sell such Minority Member’s shares pursuant to that specific Drag-Along Right but shall remain subject to the provisions of this Article 7(ii)(h)(7).

(c) Any such sale or disposition by the Dragged Holders shall be on the same terms and conditions, including, without limitation, as to the form of consideration, as the proposed Drag-Along Sale by the Dragging Holders. The Minority Members shall be required to make customary and usual representations and warranties in connection with the Drag-Along Sale, including, without limitation, as to their ownership and authority to sell, free of all liens, claims and encumbrances of any kind, the shares proposed to be transferred or sold by such persons or entities.

(d) At the closing of the Drag-Along Sale, the Minority Members shall each deliver or cause to be delivered a certificate or certificates evidencing its shares to be included in the Drag-Along Sale, duly endorsed for transfer with signatures guaranteed, to such Proposed Transferee in the manner and at the address indicated in the Drag-Along Notice. If the Minority Members fail to deliver certificates evidencing their shares as described in this Article at such closing, they shall for all purposes be deemed no longer to be a shareholder of the relevant Group Company (with the record books of the Group Company including, as appropriate, its register of members updated to reflect such status), shall have no voting rights, shall not be entitled to any dividends or other distributions with respect to any shares held by them, shall have no other rights or privileges as a shareholder of the Group Company and, in the event of liquidation of the Group Company, their rights with respect to any consideration they would have received if they had complied with this Article 7(ii)(h)(7), if any, shall be subordinate to the rights of any equity holder. In addition, upon demand by the Dragging Holders and in addition to any other rights or remedies of the Dragging Holders granted herein or otherwise, the relevant Group Company shall stop any subsequent Transfer of any such shares held by the Minority Members.

(8) Right of Co-Sale.

(a) Subject to the limitations imposed on certain holders of the Company’s Shares as provided in Article 7(ii)(h)(1), Article 7(ii)(h)(2), Article 7(ii)(h)(6) and Article 7(ii)(h)(7), each Preferred Shareholder shall be entitled to a right of co-sale in the event that holders of the Company’s Shares propose to Transfer his or her Equity Securities, comprising an aggregate of more than 50% of the total voting power of the Company (i.e., the Ordinary Shares and all the Preference Shares on an as-if-converted-to-Ordinary basis) (the “Co-Sale Selling Shareholders”), in whole or in part, to one or more third parties, provided that, no Preferred Shareholder shall be entitled under this Article 7(ii)(h)(8) to participate in Transfers of Equity Securities by the Co-Sale Selling Shareholders incident to divorce, legal separation, bankruptcy or other proceedings, or death or in any other involuntary Transfers of Equity Securities by a Co-Sale Selling Shareholder. To the extent one or more Preferred Shareholders exercise such co-sale right in accordance with the terms and conditions set forth below, the number of Equity Securities that the Co-Sale Selling Shareholders may sell in the Transfer shall be correspondingly reduced.

(b) Co-Sale Transfer Notice. Subject to Article 7(ii)(h)(8)(a) above, Co-Sale Selling Shareholders shall give any holder of Preference Shares a written notice of the intention to make such Transfer (the “Co-Sale Transfer Notice”), which Co-Sale Transfer Notice shall include (i) a description of the Equity Securities to be Transferred (the “Co-Sale Shares”), (ii) the identity of the prospective transferee(s) and (iii) the consideration and the material terms and conditions upon which the proposed Transfer is to be made. The Co-Sale Selling Shareholder shall certify in the Co-Sale Transfer Notice that such Co-Sale Selling Shareholder has received a firm offer from the prospective transferee(s) respectively, and in good faith believes a binding agreement for the Transfer is obtainable on the terms set forth in the Co-Sale Transfer Notice. The Co-Sale Transfer Notice shall also include a copy of any written proposal, term sheet or letter of intent or other agreement relating to the proposed Transfer.

(c) Provided that the Preferred Shareholder has not exercised its right of first refusal, each such Preferred Shareholder has the right of co-sale on the Company’s Shares proposed to be Transferred by a Co-Sale Selling Shareholder which is exercisable upon giving written notice to such Co-Sale Selling Shareholder (the “Co-Sale Notice”) within thirty (30) days after its receipt of the Co-Sale Transfer Notice (“Co-Sale Participant”), to sell up to its pro-rata share of the Co-Sale Shares. Each Co-Sale Participant may sell such number of Equity Securities that upon conversion shall equal the product obtained by multiplying (i) the Co-Sale Shares, by (ii) a fraction, the numerator of which shall be the number of Equity Securities (calculated on an as converted basis) owned by such Co-Sale Participant and the denominator of which shall be the total number of Equity Securities (calculated on an as converted basis) held by all Co-Sale Participants and the Co-Sale Selling Shareholder, calculated immediately prior to the time of the proposed Transfer.

(d) Each Co-Sale Participant shall effect its participation in the sale by promptly delivering to the Co-Sale Selling Shareholder(s) for transfer to the prospective purchaser one or more certificates, properly endorsed for transfer, which represent the series and number of Shares which such Co-Sale Participant elects to sell. If the prospective third-party purchaser objects to the delivery of or otherwise refuses to purchase the Co-Sale Participant’s Equity Securities, the Co-Sale Selling Shareholder shall not sell to such prospective purchaser or purchasers any Equity Securities unless and until, simultaneously with such sale, such Co-Sale Selling Shareholder shall purchase such Equity Securities from such Co-Sale Participant for the same consideration and on the same terms and conditions as the proposed Transfer described in the Co-Sale Transfer Notice.

(e) The share certificate or certificates that the Co-Sale Participant delivers to such Co-Sale Selling Shareholder pursuant to Article 7(ii)(h)(8)(d) shall be transferred to the prospective purchaser in consummation of Transfer specified in the Co-Sale Transfer Notice, and such Co-Sale Selling Shareholder shall concurrently therewith remit to such Co-Sale Participant that portion of the sale proceeds to which such Co-Sale Participant is entitled by reason of its participation in such sale.

(9) Limitations on Right of First Refusal, Right of First Offer and Right of Co-Sale.

(a) The provisions of Article 7(ii)(h)(2), 7(ii)(h)(6) and Article 7(ii)(h)(8) shall not apply to:

(i) Any repurchase of Equity Securities by the Company pursuant to the terms of options issued to officers, directors or employees of the Company pursuant to share grant, share purchase and/or share option plans or any other share incentive program, agreement or arrangement approved by the Board of Directors; and

(ii) Any Transfer or Transfers made pursuant to Article 7(ii)(h)(7).

(b) The provisions of Article 7(ii)(h)(2), 7(ii)(h)(6), 7(ii)(h)(7) and Article 7(ii)(h)(8) shall not apply to any transfer or proposed transfer of Equity Securities solely among the Sequoia Investors.

(10) Prohibited Transfers.

(a) In the event that a shareholder should sell any Shares in contravention of this Article 7(ii)(h) (a “Prohibited Transfer”), the Preferred Shareholders, in addition to such other remedies as may be available at law, in equity or hereunder, shall have the put option provided below and such selling shareholder shall be bound by the applicable provisions of such option.

(b) In the event of a Prohibited Transfer, each Preferred Shareholder shall have the right to sell to such selling shareholder such Equity Securities equal to the number of Equity Securities each Selling Shareholder or Co-Sale Selling Shareholder would have been entitled to Transfer to the third-party transferee(s) under Article 7(ii)(h) hereof had the Prohibited Transfer been effected where no Preferred Shareholder elects to become a Purchasing Holder or a Co-Sale Participant). Such sale shall be made on the following terms and conditions:

(i) The price per share at which the Equity Securities are to be sold to such selling shareholder shall be equal to the price per share paid by the third-party transferee(s) to such selling shareholder in the Prohibited Transfer. The selling shareholder shall also reimburse each Preferred Shareholder for any and all fees and expenses, including legal fees and expenses, incurred pursuant to the exercise or the attempted exercise of the Preferred Shareholders’ rights under Article 7(ii)(h).

(ii) Within one (1) year after the later of the dates on which the Preferred Shareholder (A) received notice of the Prohibited Transfer or (B) otherwise became aware of the Prohibited Transfer, each Preferred Shareholder shall, if exercising the option created hereby, deliver to such selling shareholder the certificate or certificates representing shares to be sold, each certificate to be properly endorsed for transfer.

(iii) The selling shareholder shall, upon receipt of the certificate or certificates for the shares to be sold by a Preferred Shareholder, pursuant to this Article 7(ii)(h)(5), pay the aggregate purchase price therefor and the amount of reimbursable fees and expenses, as specified in Article 7(ii)(h)(5)(b)(i), in cash or by other means acceptable to such Preferred Shareholder.

(iv) Notwithstanding the foregoing, any attempt by such selling shareholder to Transfer Equity Securities in violation of Article 7(ii)(h) hereof shall be void and the Company shall not effect such a Transfer nor will it treat any alleged transferee(s) as the holder of such Equity Securities without the written consent of a majority in interest of the Preferred Shareholders.

(11) Term. Notwithstanding the foregoing, this Article 7(ii)(h) shall cease to have any effect upon the closing of a Qualified Public Offering.

(i)	Lock-up.

(1) Subject to Article 7(ii)(i)(2), Alfred Gu shall not at any time prior to 31 December 2009, directly or indirectly,

(a) offer or enter into any contract, agreement or arrangement to sell any Alfred Shares or any legal or beneficial interests therein; and

(b) transfer, pledge, lend or otherwise dispose of or confer any option or other rights over any Alfred Shares or any legal or beneficial interests therein.

(2) The limitations under Article 7(ii)(i)(1) shall cease to apply in the event that there is a change in ownership of the Company involving a transfer of more than 50% of the voting power of the Company (i.e., the Ordinary Shares and all the Preference Shares on an as-if-converted-to-Ordinary basis).

(j)	Market Stand-Off.

(1) Prior to a Qualified Public Offering, the Company may, upon request by the underwriters managing such public offering, refuse to effect any transfer of securities of the Company (other than those permitted to be included in such public offering and other transfers to Affiliates (as defined below)) for a period of time specified by the representative of the underwriters not to exceed 180 days after the later of (a) the effective date of the registration statement covering such public offering or (b) the pricing date of such public offering. The foregoing provision of this Article shall not apply to the sale of any securities of the Company to an underwriter pursuant to any underwriting agreement. For the purposes of this Article only, the term “Affiliate” shall have the meaning given in Rule 405 promulgated under the U.S. Securities Act of 1933, as amended.

(2) Until the closing of a Qualified Public Offering, the Company may refuse to effect any transfer of securities of the Company unless such transfer is in compliance with the Memorandum and these Articles.

REGISTER OF MEMBERS

8	The Company shall maintain or cause to be maintained the Register of Members in accordance with the Statute.

CLOSING REGISTER OF MEMBERS OR FIXING RECORD DATE

9	For the purpose of determining Members entitled to notice of, or to vote at any meeting of Members or any adjournment thereof, or Members entitled to receive payment of any Dividend, or in order to make a determination of Members for any other proper purpose, the Directors may provide that the Register of Members shall be closed for transfers for a stated period which shall not in any case exceed forty days. If the Register of Members shall be closed for the purpose of determining Members entitled to notice of, or to vote at, a meeting of Members the Register of Members shall be closed for at least ten days immediately preceding the meeting.

10	In lieu of, or apart from, closing the Register of Members, the Directors may fix in advance or arrears a date as the record date for any such determination of Members entitled to notice of, or to vote at any meeting of the Members or any adjournment thereof, or for the purpose of determining the Members entitled to receive payment of any Dividend or in order to make a determination of Members for any other proper purpose.

11	If the Register of Members is not so closed and no record date is fixed for the determination of Members entitled to notice of, or to vote at, a meeting of Members or Members entitled to receive payment of a Dividend, the date on which notice of the meeting is sent or the date on which the resolution of the Directors declaring such Dividend is adopted, as the case may be, shall be the record date for such determination of Members. When a determination of Members entitled to vote at any meeting of Members has been made as provided in this Article, such determination shall apply to any adjournment thereof.

CERTIFICATES FOR SHARES

12	A Member shall only be entitled to a share certificate if the Directors resolve that share certificates shall be issued. Share certificates representing Shares, if any, shall be in such form as the Directors may determine. Share certificates shall be signed by one or more Directors or other person authorised by the Directors. The Directors may authorise certificates to be issued with the authorised signature(s) affixed by mechanical process. All certificates for Shares shall be consecutively numbered or otherwise identified and shall specify the Shares to which they relate. All certificates surrendered to the Company for transfer shall be cancelled and subject to these Articles, no new certificate shall be issued until the former certificate representing a like number of relevant Shares shall have been surrendered and cancelled.

13	The Company shall not be bound to issue more than one certificate for Shares held jointly by more than one person and delivery of a certificate to one joint holder shall be a sufficient delivery to all of them.

14	If a share certificate is defaced, worn out, lost or destroyed, it may be renewed on such terms (if any) as to evidence and indemnity and on the payment of such expenses reasonably incurred by the Company in investigating evidence, as the Directors may prescribe, and (in the case of defacement or wearing out) upon delivery of the old certificate.

TRANSFER OF SHARES

15	Shares are transferable subject to the consent of the Directors who may, in their absolute discretion, decline to register any transfer of Shares without giving any reason. If the Directors refuse to register a transfer they shall notify the transferee within two months of such refusal.

16	The instrument of transfer of any Share shall be in writing and shall be executed by or on behalf of the transferor (and if the Directors so require, signed by the transferee). The transferor shall be deemed to remain the holder of a Share until the name of the transferee is entered in the Register of Members.

REDEMPTION AND REPURCHASE OF SHARES

17	Subject to the provisions of the Statute the Company may issue Shares that are to be redeemed or are liable to be redeemed at the option of the Member or the Company. The redemption of such Shares shall be effected in such manner as the Company may, by Special Resolution, determine before the issue of the Shares.

18	Subject to the provisions of the Statute, the Company may purchase its own Shares (including any redeemable Shares) provided that the Members shall have approved the manner of purchase by Ordinary Resolution. Notwithstanding the foregoing, the Company may not purchase or redeem any Shares of a particular class or series without prior written approval of the holder or holders of at least a majority of the total number of the Shares of that series or class issued and outstanding.

19	The Company may make a payment in respect of the redemption or purchase of its own Shares in any manner permitted by the Statute, including out of capital.

VARIATION OF RIGHTS OF SHARES

20	If at any time the share capital of the Company is divided into different classes or series of Shares, the rights attached to any class or series (unless otherwise provided by the terms of issue of the Shares of that class or series) may, whether or not the Company is being wound up, be varied with the written resolution of the holders of three-quarters of the issued Shares of that class or series, or with the sanction of a Special Resolution passed at a general meeting of the holders of the Shares of that class or series, except that the rights, preferences, privileges and restrictions of any series of Preference Shares may be altered, changed, amended or modified as provided in Article 7(ii)(f)(4)(e).

21	The provisions of these Articles relating to general meetings shall apply to every class or series meeting of the holders of one class or series of Shares except that the necessary quorum shall be one person holding or representing by proxy at least one third of the issued Shares of the class or series and that any holder of Shares of the class or series present in person or by proxy may demand a poll.

22	The rights conferred upon the holders of the Shares of any class or series issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the Shares of that class or series, be deemed to be varied by the creation or issue of further Shares ranking pari passu therewith.

COMMISSION ON SALE OF SHARES

23	The Company may, in so far as the Statute permits, pay a commission to any person in consideration of his subscribing or agreeing to subscribe whether absolutely or conditionally for any Shares of the Company. Such commissions may be satisfied by the payment of cash and/or the issue of fully or partly paid-up Shares. The Company may also on any issue of Shares pay such brokerage as may be lawful.

NON RECOGNITION OF TRUSTS

24	The Company shall not be bound by or compelled to recognise in any way (even when notified) any equitable, contingent, future or partial interest in any Share, or (except only as is otherwise provided by these Articles or the Statute) any other rights in respect of any Share other than an absolute right to the entirety thereof in the registered holder.

LIEN ON SHARES

25	The Company shall have a first and paramount lien on all Shares (whether fully paid-up or not) registered in the name of a Member (whether solely or jointly with others) for all debts, liabilities or engagements to or with the Company (whether presently payable or not) by such Member or his estate, either alone or jointly with any other person, whether a Member or not, but the Directors may at any time declare any Share to be wholly or in part exempt from the provisions of this Article. The registration of a transfer of any such Share shall operate as a waiver of the Company’s lien thereon. The Company’s lien on a Share shall also extend to any amount payable in respect of that Share.

26	The Company may sell, in such manner as the Directors think fit, any Shares on which the Company has a lien, if a sum in respect of which the lien exists is presently payable, and is not paid within fourteen clear days after notice has been given to the holder of the Shares, or to the person entitled to it in consequence of the death or bankruptcy of the holder, demanding payment and stating that if the notice is not complied with the Shares may be sold.

27	To give effect to any such sale the Directors may authorise any person to execute an instrument of transfer of the Shares sold to, or in accordance with the directions of, the purchaser. The purchaser or his nominee shall be registered as the holder of the Shares comprised in any such transfer, and he shall not be bound to see to the application of the purchase money, nor shall his title to the Shares be affected by any irregularity or invalidity in the sale or the exercise of the Company’s power of sale under these Articles.

28	The net proceeds of such sale after payment of costs, shall be applied in payment of such part of the amount in respect of which the lien exists as is presently payable and any residue shall (subject to a like lien for sums not presently payable as existed upon the Shares before the sale) be paid to the person entitled to the Shares at the date of the sale.

CALL ON SHARES

29	Subject to the terms of the allotment the Directors may from time to time make calls upon the Members in respect of any monies unpaid on their Shares (whether in respect of par value or premium), and each Member shall (subject to receiving at least fourteen days notice specifying the time or times of payment) pay to the Company at the time or times so specified the amount called on the Shares. A call may be revoked or postponed as the Directors may determine. A call may be required to be paid by instalments. A person upon whom a call is made shall remain liable for calls made upon him notwithstanding the subsequent transfer of the Shares in respect of which the call was made.

30	A call shall be deemed to have been made at the time when the resolution of the Directors authorising such call was passed.

31	The joint holders of a Share shall be jointly and severally liable to pay all calls in respect thereof.

32	If a call remains unpaid after it has become due and payable, the person from whom it is due shall pay interest on the amount unpaid from the day it became due and payable until it is paid at such rate as the Directors may determine, but the Directors may waive payment of the interest wholly or in part.

33	An amount payable in respect of a Share on allotment or at any fixed date, whether on account of the par value of the Share or premium or otherwise, shall be deemed to be a call and if it is not paid all the provisions of these Articles shall apply as if that amount had become due and payable by virtue of a call.

34	The Directors may issue Shares with different terms as to the amount and times of payment of calls, or the interest to be paid.

35	The Directors may, if they think fit, receive an amount from any Member willing to advance all or any part of the monies uncalled and unpaid upon any Shares held by him, and may (until the amount would otherwise become payable) pay interest at such rate as may be agreed upon between the Directors and the Member paying such amount in advance.

36	No such amount paid in advance of calls shall entitle the Member paying such amount to any portion of a Dividend declared in respect of any period prior to the date upon which such amount would, but for such payment, become payable.

FORFEITURE OF SHARES

37	If a call remains unpaid after it has become due and payable the Directors may give to the person from whom it is due not less than fourteen clear days notice requiring payment of the amount unpaid together with any interest, which may have accrued. The notice shall specify where payment is to be made and shall state that if the notice is not complied with the Shares in respect of which the call was made will be liable to be forfeited.

38	If the notice is not complied with any Share in respect of which it was given may, before the payment required by the notice has been made, be forfeited by a resolution of the Directors. Such forfeiture shall include all Dividends or other monies declared payable in respect of the forfeited Share and not paid before the forfeiture.

39	A forfeited Share may be sold, re-allotted or otherwise disposed of on such terms and in such manner as the Directors think fit and at any time before a sale, re-allotment or disposition the forfeiture may be cancelled on such terms as the Directors think fit. Where for the purposes of its disposal a forfeited Share is to be transferred to any person the Directors may authorise some person to execute an instrument of transfer of the Share in favour of that person.

40	A person any of whose Shares have been forfeited shall cease to be a Member in respect of them and shall surrender to the Company for cancellation the certificate for the Shares forfeited and shall remain liable to pay to the Company all monies which at the date of forfeiture were payable by him to the Company in respect of those Shares together with interest, but his liability shall cease if and when the Company shall have received payment in full of all monies due and payable by him in respect of those Shares.

41	A certificate in writing under the hand of one Director or officer of the Company that a Share has been forfeited on a specified date shall be conclusive evidence of the fact as against all persons claiming to be entitled to the Share. The certificate shall (subject to the execution of an instrument of transfer) constitute a good title to the Share and the person to whom the Share is disposed of shall not be bound to see to the application of the purchase money, if any, nor shall his title to the Share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, sale or disposal of the Share.

42	The provisions of these Articles as to forfeiture shall apply in the case of non-payment of any sum which, by the terms of issue of a Share, becomes payable at a fixed time, whether on account of the par value of the Share or by way of premium as if it had been payable by virtue of a call duly made and notified.

TRANSMISSION OF SHARES

43	If a Member dies, the survivor or survivors where he was a joint holder, and his legal personal representatives where he was a sole holder, shall be the only persons recognised by the Company as having any title to his interest. The estate of a deceased Member is not thereby released from any liability in respect of any Share, which had been jointly held by him.

44	Any person becoming entitled to a Share in consequence of the death or bankruptcy or liquidation or dissolution of a Member (or in any other way than by transfer) may, upon such evidence being produced as may from time to time be required by the Directors, elect either to become the holder of the Share or to have some person nominated by him as the transferee. If he elects to become the holder he shall give notice to the Company to that effect, but the Directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the Share by that Member before his death or bankruptcy, as the case may be.

45	If the person so becoming entitled shall elect to be registered himself as holder he shall deliver or send to the Company a notice in writing signed by him stating that he so elects.

46	A person becoming entitled to a Share by reason of the death or bankruptcy or liquidation or dissolution of the holder (or in any other case than by transfer) shall be entitled to the same Dividends and other advantages to which he would be entitled if he were the registered holder of the Share. However, he shall not, before being registered as a Member in respect of the Share, be entitled in respect of it to exercise any right conferred by membership in relation to meetings of the Company and the Directors may at any time give notice requiring any such person to elect either to be registered himself or to transfer the Share. If the notice is not complied with within ninety days the Directors may thereafter withhold payment of all Dividends, bonuses or other monies payable in respect of the Share until the requirements of the notice have been complied with.

AMENDMENTS OF MEMORANDUM AND ARTICLES OF ASSOCIATION AND

ALTERATION OF CAPITAL

47	Subject to Article 7, the Company may by Ordinary Resolution:

47.1	increase the share capital by such sum as the resolution shall prescribe and with such rights, priorities and privileges annexed thereto, as the Company in general meeting may determine;

47.2	consolidate and divide all or any of its share capital into Shares of larger amount than its existing Shares;

47.3	by subdivision of its existing Shares or any of them divide the whole or any part of its share capital into Shares of smaller amount than is fixed by the Memorandum or into Shares without par value; and

47.4	cancel any Shares that at the date of the passing of the resolution have not been taken or agreed to be taken by any person.

48	All new Shares created in accordance with the provisions of the preceding Article shall be subject to the same provisions of the Articles with reference to the payment of calls, liens, transfer, transmission, forfeiture and otherwise as the Shares in the original share capital.

49	Subject to Article 7 and the provisions of the Statute as well as the provisions of these Articles as regards the matters to be dealt with by Ordinary Resolution, the Company may by Special Resolution:

49.1	change its name;

49.2	alter or add to these Articles;

49.3	alter or add to the Memorandum with respect to any objects, powers or other matters specified therein; and

49.4	reduce its share capital and any capital redemption reserve fund.

REGISTERED OFFICE

50	Subject to the provisions of the Statute, the Company may by resolution of the Directors change the location of its Registered Office.

GENERAL MEETINGS

51	All general meetings other than annual general meetings shall be called extraordinary general meetings.

52	The Company shall, if required by the Statute, in each year hold a general meeting as its annual general meeting, and shall specify the meeting as such in the notices calling it. The annual general meeting shall be held at such time and place as the Directors shall appoint and if no other time and place is prescribed by them, it shall be held at the Registered Office on the second Wednesday in December of each year at ten o’clock in the morning. At these meetings the report of the Directors (if any) shall be presented.

53	The Company may hold an annual general meeting, but shall not (unless required by Statute) be obliged to hold an annual general meeting.

54	The Directors may call general meetings, and they shall on a Members requisition forthwith proceed to convene an extraordinary general meeting of the Company.

55	A Members requisition is a requisition of Members holding at the date of deposit of the requisition not less than 20% in par value of the capital of the Company which as at that date carries the right of voting at general meetings of the Company.

56	The requisition must state the objects of the meeting and must be signed by the requisitionists and deposited at the Registered Office, and may consist of several documents in like form each signed by one or more requisitionists.

57	If the Directors do not within twenty-one days from the date of the deposit of the requisition duly proceed to convene a general meeting to be held within a further twenty-one days, the requisitionists, or any of them representing more than one-half of the total voting rights of all of them, may themselves convene a general meeting, but any meeting so convened shall not be held after the expiration of three months after the expiration of the said twenty-one days.

58	A general meeting convened as aforesaid by requisitionists shall be convened in the same manner as nearly as possible as that in which general meetings are to be convened by Directors.

NOTICE OF GENERAL MEETINGS

59	At least two days’ notice shall be given of any general meeting. Every notice shall be exclusive of the day on which it is given or deemed to be given and of the day for which it is given and shall specify the place, the day and the hour of the meeting and the general nature of the business and shall be given in manner hereinafter mentioned or in such other manner if any as may be prescribed by the Company, provided that a general meeting of the Company shall, whether or not the notice specified in this regulation has been given and whether or not the provisions of the Articles regarding general meetings have been complied with, be deemed to have been duly convened if it is so agreed:

59.1	in the case of an annual general meeting, by all the Members (or their proxies) entitled to attend and vote thereat; and

59.2	in the case of an extraordinary general meeting, by a majority in number of the Members (or their proxies) having a right to attend and vote at the meeting, being a majority together holding not less than 75% in par value of the Shares giving that right.

60	The accidental omission to give notice of a general meeting to, or the non receipt of notice of a meeting by, any person entitled to receive notice shall not invalidate the proceedings of that meeting.

PROCEEDINGS AT GENERAL MEETINGS

61	No business shall be transacted at any general meeting unless a quorum is present. Except as expressly specified otherwise in these Articles, two Members being individuals present in person or by proxy or if a corporation or other non-natural person by its duly authorised representative shall be a quorum unless the Company has only one Member entitled to vote at such general meeting in which case the quorum shall be that one Member present in person or by proxy or (in the case of a corporation or other non-natural person) by a duly authorised representative.

62	A person may participate at a general meeting by conference telephone or other communications equipment by means of which all the persons participating in the meeting can communicate with each other. Participation by a person in a general meeting in this manner is treated as presence in person at that meeting.

63	A resolution (including a Special Resolution) in writing (in one or more counterparts) signed by all Members for the time being entitled to receive notice of and to attend and vote at general meetings (or, being corporations, signed by their duly authorised representatives) shall be as valid and effective as if the resolution had been passed at a general meeting of the Company duly convened and held.

64	If a quorum is not present within half an hour from the time appointed for the meeting or if during such a meeting a quorum ceases to be present, the meeting, if convened upon the requisition of Members, shall be dissolved and in any other case it shall stand adjourned to the same day in the next week at the same time and place or to such other day, time or such other place as the Directors may determine, and if at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting the Members present shall be a quorum.

65	The chairman, if any, of the board of Directors shall preside as chairman at every general meeting of the Company, or if there is no such chairman, or if he shall not be present within fifteen minutes after the time appointed for the holding of the meeting, or is unwilling to act, the Directors present shall elect one of their number to be chairman of the meeting.

66	If no Director is willing to act as chairman or if no Director is present within fifteen minutes after the time appointed for holding the meeting, the Members present shall choose one of their number to be chairman of the meeting.

67	The chairman may, with the consent of a meeting at which a quorum is present, (and shall if so directed by the meeting), adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. When a general meeting is adjourned for thirty days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. Otherwise it shall not be necessary to give any such notice.

68	A resolution put to the vote of the meeting shall be decided on a show of hands unless before, or on the declaration of the result of, the show of hands, the chairman demands a poll, or any other Member or Members collectively present in person or by proxy and holding at least ten per cent. in par value of the Shares giving a right to attend and vote at the meeting demand a poll.

69	Unless a poll is duly demanded a declaration by the chairman that a resolution has been carried or carried unanimously, or by a particular majority, or lost or not carried by a particular majority, an entry to that effect in the minutes of the proceedings of the meeting shall be conclusive evidence of that fact without proof of the number or proportion of the votes recorded in favour of or against such resolution.

70	The demand for a poll may be withdrawn.

71	Except on a poll demanded on the election of a chairman or on a question of adjournment, a poll shall be taken as the chairman directs, and the result of the poll shall be deemed to be the resolution of the general meeting at which the poll was demanded.

72	A poll demanded on the election of a chairman or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken at such time as the chairman of the general meeting directs, and any business other than that upon which a poll has been demanded or is contingent thereon may proceed pending the taking of the poll.

73	In the case of an equality of votes, whether on a show of hands or on a poll, the chairman shall be entitled to a second or casting vote.

VOTES OF MEMBERS

74	Subject to any rights or restrictions attached to any Shares, on a show of hands every Member who (being an individual) is present in person or by proxy or, if a corporation or other non-natural person is present by its duly authorised representative or proxy, shall have one vote and on a poll every Member shall have one vote for every Share of which he is the holder.

75	In the case of joint holders of record the vote of the senior holder who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders, and seniority shall be determined by the order in which the names of the holders stand in the Register of Members.

76	A Member of unsound mind, or in respect of whom an order has been made by any court, having jurisdiction in lunacy, may vote, whether on a show of hands or on a poll, by his committee, receiver, curator bonis, or other person on such Member’s behalf appointed by that court, and any such committee, receiver, curator bonis or other person may vote by proxy.

77	No person shall be entitled to vote at any general meeting or at any separate meeting of the holders of a class of Shares unless he is registered as a Member on the record date for such meeting nor unless all calls or other monies then payable by him in respect of Shares have been paid.

78	No objection shall be raised to the qualification of any voter except at the general meeting or adjourned general meeting at which the vote objected to is given or tendered and every vote not disallowed at the meeting shall be valid. Any objection made in due time shall be referred to the chairman whose decision shall be final and conclusive.

79	On a poll or on a show of hands votes may be cast either personally or by proxy. A Member may appoint more than one proxy or the same proxy under one or more instruments to attend and vote at a meeting. Where a Member appoints more than one proxy the instrument of proxy shall state which proxy is entitled to vote on a show of hands.

80	A Member holding more than one Share need not cast the votes in respect of his Shares in the same way on any resolution and therefore may vote a Share or some or all such Shares either for or against a resolution and/or abstain from voting a Share or some or all of the Shares and, subject to the terms of the instrument appointing him, a proxy appointed under one or more instruments may vote a Share or some or all of the Shares in respect of which he is appointed either for or against a resolution and/or abstain from voting.

PROXIES

81	The instrument appointing a proxy shall be in writing, be executed under the hand of the appointor or of his attorney duly authorised in writing, or, if the appointor is a corporation under the hand of an officer or attorney duly authorised for that purpose. A proxy need not be a Member of the Company.

82	The instrument appointing a proxy shall be deposited at the Registered Office or at such other place as is specified for that purpose in the notice convening the meeting, or in any instrument of proxy sent out by the Company:

82.1	not less than 48 hours before the time for holding the meeting or adjourned meeting at which the person named in the instrument proposes to vote; or

82.2	in the case of a poll taken more than 48 hours after it is demanded, be deposited as aforesaid after the poll has been demanded and not less than 24 hours before the time appointed for the taking of the poll; or

82.3	where the poll is not taken forthwith but is taken not more than 48 hours after it was demanded be delivered at the meeting at which the poll was demanded to the chairman or to the secretary or to any director;

provided that the Directors may in the notice convening the meeting, or in an instrument of proxy sent out by the Company, direct that the instrument appointing a proxy may be deposited (no later than the time for holding the meeting or adjourned meeting) at the Registered Office or at such other place as is specified for that purpose in the notice convening the meeting, or in any instrument of proxy sent out by the Company. The chairman may in any event at his discretion direct that an instrument of proxy shall be deemed to have been duly deposited. An instrument of proxy that is not deposited in the manner permitted shall be invalid.

83	The instrument appointing a proxy may be in any usual or common form and may be expressed to be for a particular meeting or any adjournment thereof or generally until revoked. An instrument appointing a proxy shall be deemed to include the power to demand or join or concur in demanding a poll.

84	Votes given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death or insanity of the principal or revocation of the proxy or of the authority under which the proxy was executed, or the transfer of the Share in respect of which the proxy is given unless notice in writing of such death, insanity, revocation or transfer was received by the Company at the Registered Office before the commencement of the general meeting, or adjourned meeting at which it is sought to use the proxy.

CORPORATE MEMBERS

85	Any corporation or other non-natural person which is a Member may in accordance with its constitutional documents, or in the absence of such provision by resolution of its directors or other governing body, authorise such person as it thinks fit to act as its representative at any meeting of the Company or of any class of Members, and the person so authorised shall be entitled to exercise the same powers on behalf of the corporation which he represents as the corporation could exercise if it were an individual Member.

SHARES THAT MAY NOT BE VOTED

86	Shares in the Company that are beneficially owned by the Company shall not be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding Shares at any given time.

DIRECTORS

87	There shall be a board of Directors consisting of not less than one (1) person (exclusive of alternate Directors) and not more than seven (7) persons of whom up to five (5) may be designated by holders of the Series B Preferences Shares and one (1) of whom shall be designated by holders of the Series D Preferences Shares.

POWERS OF DIRECTORS

88	Subject to the provisions of the Statute, the Memorandum and the Articles and to any directions given by Special Resolution, the business of the Company shall be managed by the Directors who may exercise all the powers of the Company. No alteration of the Memorandum or Articles and no such direction shall invalidate any prior act of the Directors which would have been valid if that alteration had not been made or that direction had not been given. A duly convened meeting of Directors at which a quorum is present may exercise all powers exercisable by the Directors.

89	All cheques, promissory notes, drafts, bills of exchange and other negotiable instruments and all receipts for monies paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed as the case may be in such manner as the Directors shall determine by resolution.

90	The Directors on behalf of the Company may pay a gratuity or pension or allowance on retirement to any Director who has held any other salaried office or place of profit with the Company or to his widow or dependants and may make contributions to any fund and pay premiums for the purchase or provision of any such gratuity, pension or allowance.

91	The Directors may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and uncalled capital or any part thereof and to issue debentures, debenture stock, mortgages, bonds and other such securities whether outright or as security for any debt, liability or obligation of the Company or of any third party.

APPOINTMENT AND REMOVAL OF DIRECTORS

92	The Directors may appoint any person to be a Director, either to fill a vacancy or as an additional Director provided that the appointment does not cause the number of Directors to exceed any number fixed by or in accordance with the Articles as the maximum number of Directors.

93	No Director shall be removed except by the affirmative vote of the Members who designated such Director, other than a removal due to the bad faith, wilful misconduct or fraud of any Director, which removal may be effected pursuant to an Ordinary Resolution.

VACATION OF OFFICE OF DIRECTOR

94	The office of a Director shall be vacated if:

94.1	he gives notice in writing to the Company that he resigns the office of Director; or

94.2	if he absents himself (without being represented by proxy or an alternate Director appointed by him) from three consecutive meetings of the board of Directors without special leave of absence from the Directors, and they pass a resolution that he has by reason of such absence vacated office; or

94.3	if he dies, becomes bankrupt or makes any arrangement or composition with his creditors generally; or

94.4	if he is found to be or becomes of unsound mind; or

94.5	if all the other Directors of the Company (being not less than two in number) resolve that he should be removed as a Director.

PROCEEDINGS OF DIRECTORS

95	The quorum for the transaction of the business of the Directors shall be two (2) Directors. A person who holds office as an alternate Director shall, if his appointor is not present, be counted in the quorum.

96	If a quorum is not present within half an hour from the time appointed for the meeting or if during such a meeting a quorum ceases to be present, the meeting shall be dissolved and in any other case it shall stand adjourned to the same day, time and place occurring fifteen (15) calendar days after the original Board meeting was noticed or to such other day, time or such other place as the Directors may determine, and if at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting the Directors present shall constitute a quorum.

97	Subject to the provisions of the Articles, the Directors may regulate their proceedings as they think fit. Questions arising at any meeting shall be decided by a majority of votes. In the case of an equality of votes, the chairman shall have a second or casting vote. A Director who is also an alternate Director shall be entitled in the absence of his appointor to a separate vote on behalf of his appointor in addition to his own vote.

98	A person may participate in a meeting of the Directors or committee of Directors by conference telephone or other communications equipment by means of which all the persons participating in the meeting can communicate with each other at the same time. Participation by a person in a meeting in this manner is treated as presence in person at that meeting. Unless otherwise determined by the Directors the meeting shall be deemed to be held at the place where the chairman is at the start of the meeting.

99	A resolution in writing (in one or more counterparts) signed by all the Directors or all the members of a committee of Directors (an alternate Director being entitled to sign such a resolution on behalf of his appointor) shall be as valid and effectual as if it had been passed at a meeting of the Directors, or committee of Directors as the case may be, duly convened and held.

100	A Director or alternate Director may, or other officer of the Company on the requisition of a Director or alternate Director shall, call a meeting of the Directors by giving at least fifteen (15) calendar days’ notice in writing to every Director and alternate Director which notice shall set forth in adequate detail the agenda and be accompanied, if appropriate, by a complete set of relevant materials, unless notice is waived by all of the Directors (or their alternates) either at, before or after the meeting is held. The Board of Directors may not pass resolutions in respect of any Major Board Matter for which notice was not given in the agenda, unless such notice is waived by all of the Directors (or their alternates) either at, before or after the meeting is held.

101	The continuing Directors may act notwithstanding any vacancy in their body, but if and so long as their number is reduced below the number fixed by or pursuant to these Articles as the necessary quorum of Directors the continuing Directors or Director may act for the purpose of increasing the number of Directors to that number, or of summoning a general meeting of the Company, but for no other purpose.

102	The Directors may elect a chairman of their board and determine the period for which he is to hold office; but if no such chairman is elected, or if at any meeting the chairman is not present within five minutes after the time appointed for holding the same, the Directors present may choose one of their number to be chairman of the meeting.

103	All acts done by any meeting of the Directors or of a committee of Directors (including any person acting as an alternate Director) shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any Director or alternate Director, or that they or any of them were disqualified, be as valid as if every such person had been duly appointed and qualified to be a Director or alternate Director as the case may be.

104	A Director but not an alternate Director may be represented at any meetings of the board of Directors by a proxy appointed in writing by him. The proxy shall count towards the quorum and the vote of the proxy shall for all purposes be deemed to be that of the appointing Director.

PRESUMPTION OF ASSENT

105	A Director of the Company who is present at a meeting of the board of Directors at which action on any Company matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent from such action with the person acting as the chairman or secretary of the meeting before the adjournment thereof or shall forward such dissent by registered post to such person immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favour of such action.

DIRECTORS’ INTERESTS

106	A Director may hold any other office or place of profit under the Company (other than the office of Auditor) in conjunction with his office of Director for such period and on such terms as to remuneration and otherwise as the Directors may determine.

107	A Director may act by himself or his firm in a professional capacity for the Company and he or his firm shall be entitled to remuneration for professional services as if he were not a Director or alternate Director.

108	A Director or alternate Director of the Company may be or become a director or other officer of or otherwise interested in any company promoted by the Company or in which the Company may be interested as shareholder or otherwise, and no such Director or alternate Director shall be accountable to the Company for any remuneration or other benefits received by him as a director or officer of, or from his interest in, such other company.

109	No person shall be disqualified from the office of Director or alternate Director or prevented by such office from contracting with the Company, either as vendor, purchaser or otherwise, nor shall any such contract or any contract or transaction entered into by or on behalf of the Company in which any Director or alternate Director shall be in any way interested be or be liable to be avoided, nor shall any Director or alternate Director so contracting or being so interested be liable to account to the Company for any profit realised by any such contract or transaction by reason of such Director holding office or of the fiduciary relation thereby established. A Director (or his alternate Director in his absence) shall be at liberty to vote in respect of any contract or transaction in which he is interested provided that the nature of the interest of any Director or alternate Director in any such contract or transaction shall be disclosed by him at or prior to its consideration and any vote thereon.

110	A general notice that a Director or alternate Director is a shareholder, director, officer or employee of any specified firm or company and is to be regarded as interested in any transaction with such firm or company shall be sufficient disclosure for the purposes of voting on a resolution in respect of a contract or transaction in which he has an interest, and after such general notice it shall not be necessary to give special notice relating to any particular transaction.

MINUTES

111	The Directors shall cause minutes to be made in books kept for the purpose of all appointments of officers made by the Directors, all proceedings at meetings of the Company or the holders of any class of Shares and of the Directors, and of committees of Directors including the names of the Directors or alternate Directors present at each meeting.

DELEGATION OF DIRECTORS’ POWERS

112	The Directors may delegate any of their powers to any committee consisting of one or more Directors. They may also delegate to any managing director or any Director holding any other executive office such of their powers as they consider desirable to be exercised by him provided that an alternate Director may not act as managing director and the appointment of a managing director shall be revoked forthwith if he ceases to be a Director. Any such delegation may be made subject to any conditions the Directors may impose, and either collaterally with or to the exclusion of their own powers and may be revoked or altered. Subject to any such conditions, the proceedings of a committee of Directors shall be governed by the Articles regulating the proceedings of Directors, so far as they are capable of applying.

113	The Directors may establish any committees, local boards or agencies or appoint any person to be a manager or agent for managing the affairs of the Company and may appoint any person to be a member of such committees or local boards. Any such appointment may be made subject to any conditions the Directors may impose, and either collaterally with or to the exclusion of their own powers and may be revoked or altered. Subject to any such conditions, the proceedings of any such committee, local board or agency shall be governed by the Articles regulating the proceedings of Directors, so far as they are capable of applying.

114	The Directors may by power of attorney or otherwise appoint any person to be the agent of the Company on such conditions as the Directors may determine, provided that the delegation is not to the exclusion of their own powers and may be revoked by the Directors at any time.

115	The Directors may by power of attorney or otherwise appoint any company, firm, person or body of persons, whether nominated directly or indirectly by the Directors, to be the attorney or authorised signatory of the Company for such purpose and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject to such conditions as they may think fit, and any such powers of attorney or other appointment may contain such provisions for the protection and convenience of persons dealing with any such attorneys or authorised signatories as the Directors may think fit and may also authorise any such attorney or authorised signatory to delegate all or any of the powers, authorities and discretions vested in him.

116	The Directors may appoint such officers as they consider necessary on such terms, at such remuneration and to perform such duties, and subject to such provisions as to disqualification and removal as the Directors may think fit. Unless otherwise specified in the terms of his appointment an officer may be removed by resolution of the Directors or Members.

ALTERNATE DIRECTORS

117	Any Director (other than an alternate Director) may by writing appoint any other Director, or any other person willing to act, to be an alternate Director and by writing may remove from office an alternate Director so appointed by him.

118	An alternate Director shall be entitled to receive notice of all meetings of Directors and of all meetings of committees of Directors of which his appointor is a member, to attend and vote at every such meeting at which the Director appointing him is not personally present, and generally to perform all the functions of his appointor as a Director in his absence.

119	An alternate Director shall cease to be an alternate Director if his appointor ceases to be a Director.

120	Any appointment or removal of an alternate Director shall be by notice to the Company signed by the Director making or revoking the appointment or in any other manner approved by the Directors.

121	An alternate Director shall be deemed for all purposes to be a Director and shall alone be responsible for his own acts and defaults and shall not be deemed to be the agent of the Director appointing him.

NO MINIMUM SHAREHOLDING

122	The Company in general meeting may fix a minimum shareholding required to be held by a Director, but unless and until such a shareholding qualification is fixed a Director is not required to hold Shares.

REMUNERATION OF DIRECTORS

123	The remuneration to be paid to the Directors, if any, shall be such remuneration as the Directors shall determine. The Directors shall also be entitled to be paid all travelling, hotel and other expenses properly incurred by them in connection with their attendance at meetings of Directors or committees of Directors, or general meetings of the Company, or separate meetings of the holders of any class of Shares or debentures of the Company, or otherwise in connection with the business of the Company, or to receive a fixed allowance in respect thereof as may be determined by the Directors, or a consolidation partly of one such method and partly the other.

124	The Directors may by resolution approve additional remuneration to any Director for any services other than his ordinary routine work as a Director. Any fees paid to a Director who is also counsel or solicitor to the Company, or otherwise serves it in a professional capacity shall be in addition to his remuneration as a Director.

SEAL

125	The Company may, if the Directors so determine, have a Seal. The Seal shall only be used by the authority of the Directors or of a committee of the Directors authorised by the Directors. Every instrument to which the Seal has been affixed shall be signed by at least one person who shall be either a Director or some officer or other person appointed by the Directors for the purpose.

126	The Company may have for use in any place or places outside the Cayman Islands a duplicate Seal or Seals each of which shall be a facsimile of the common Seal of the Company and, if the Directors so determine, with the addition on its face of the name of every place where it is to be used.

127	A Director or officer, representative or attorney of the Company may without further authority of the Directors affix the Seal over his signature alone to any document of the Company required to be authenticated by him under seal or to be filed with the Registrar of Companies in the Cayman Islands or elsewhere wheresoever.

DIVIDENDS, DISTRIBUTIONS AND RESERVE

128	Subject to the Statute and this Article, the Directors may declare Dividends and distributions on Shares in issue and authorise payment of the Dividends or distributions out of the funds of the Company lawfully available therefor. No Dividend or distribution shall be paid except out of the realised or unrealised profits of the Company, or out of the share premium account or as otherwise permitted by the Statute.

129	Except as otherwise provided by the rights attached to Shares, all Dividends shall be declared and paid according to the par value of the Shares that a Member holds. If any Share is issued on terms providing that it shall rank for Dividend as from a particular date, that Share shall rank for Dividend accordingly.

130	The Directors may deduct from any Dividend or distribution payable to any Member all sums of money (if any) then payable by him to the Company on account of calls or otherwise.

131	The Directors may declare that any Dividend or distribution be paid wholly or partly by the distribution of specific assets and in particular of shares, debentures, or securities of any other company or in any one or more of such ways and where any difficulty arises in regard to such distribution, the Directors may settle the same as they think expedient and in particular may issue fractional Shares and fix the value for distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any Members upon the basis of the value so fixed in order to adjust the rights of all Members and may vest any such specific assets in trustees as may seem expedient to the Directors.

132	Any Dividend, distribution, interest or other monies payable in cash in respect of Shares may be paid by wire transfer to the holder or by cheque or warrant sent through the post directed to the registered address of the holder or, in the case of joint holders, to the registered address of the holder who is first named on the Register of Members or to such person and to such address as such holder or joint holders may in writing direct. Every such cheque or warrant shall be made payable to the order of the person to whom it is sent. Any one of two or more joint holders may give effectual receipts for any Dividends, bonuses, or other monies payable in respect of the Share held by them as joint holders.

133	No Dividend or distribution shall bear interest against the Company.

134	Any Dividend which cannot be paid to a Member and/or which remains unclaimed after six months from the date of declaration of such Dividend may, in the discretion of the Directors, be paid into a separate account in the Company’s name, provided that the Company shall not be constituted as a trustee in respect of that account and the Dividend shall remain as a debt due to the Member. Any Dividend which remains unclaimed after a period of six years from the date of declaration of such Dividend shall be forfeited and shall revert to the Company.

CAPITALISATION

135	The Directors may capitalise any sum standing to the credit of any of the Company’s reserve accounts (including share premium account and capital redemption reserve fund) or any sum standing to the credit of profit and loss account or otherwise available for distribution and to appropriate such sum to Members in the proportions in which such sum would have been divisible amongst them had the same been a distribution of profits by way of Dividend and to apply such sum on their behalf in paying up in full unissued Shares for allotment and distribution credited as fully paid-up to and amongst them in the proportion aforesaid. In such event the Directors shall do all acts and things required to give effect to such capitalisation, with full power to the Directors to make such provisions as they think fit for the case of Shares becoming distributable in fractions (including provisions whereby the benefit of fractional entitlements accrue to the Company rather than to the Members concerned). The Directors may authorise any person to enter on behalf of all of the Members interested into an agreement with the Company providing for such capitalisation and matters incidental thereto and any agreement made under such authority shall be effective and binding on all concerned.

BOOKS OF ACCOUNT

136	The Directors shall cause proper books of account to be kept with respect to all sums of money received and expended by the Company and the matters in respect of which the receipt or expenditure takes place, all sales and purchases of goods by the Company and the assets and liabilities of the Company. Proper books shall not be deemed to be kept if there are not kept such books of account as are necessary to give a true and fair view of the state of the Company’s affairs and to explain its transactions.

137	The Directors shall from time to time determine whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of the Company or any of them shall be open to the inspection of Members not being Directors and no Member (not being a Director) shall have any right of inspecting any account or book or document of the Company except as conferred by Statute or authorised by the Directors or by the Company in general meeting.

138	The Directors may from time to time cause to be prepared and to be laid before the Company in general meeting profit and loss accounts, balance sheets, group accounts (if any) and such other reports and accounts as may be required by law.

AUDIT

139	The Directors may appoint an Auditor of the Company who shall hold office until removed from office by a resolution of the Directors, and may fix his or their remuneration.

140	Every Auditor of the Company shall have a right of access at all times to the books and accounts and vouchers of the Company and shall be entitled to require from the Directors and officers of the Company such information and explanation as may be necessary for the performance of the duties of the Auditor.

141	Auditors shall, if so required by the Directors, make a report on the accounts of the Company during their tenure of office at the next annual general meeting following their appointment in the case of a company which is registered with the Registrar of Companies as an ordinary company, and at the next extraordinary general meeting following their appointment in the case of a company which is registered with the Registrar of Companies as an exempted company, and at any other time during their term of office, upon request of the Directors or any general meeting of the Members.

NOTICES

142	Notices shall be in writing and may be given by the Company to any Member either personally or by sending it by courier, post, cable, telex, fax or e-mail to him or to his address as shown in the Register of Members (or where the notice is given by e-mail by sending it to the e-mail address provided by such Member). Any notice, if posted from one country to another, is to be sent airmail.

143	Where a notice is sent by courier, service of the notice shall be deemed to be effected by delivery of the notice to a courier company, and shall be deemed to have been received on the third day (not including Saturdays or Sundays or public holidays) following the day on which the notice was delivered to the courier. Where a notice is sent by post, service of the notice shall be deemed to be effected by properly addressing, pre paying and posting a letter containing the notice, and shall be deemed to have been received on the fifth day (not including Saturdays or Sundays or public holidays) following the day on which the notice was posted. Where a notice is sent by cable, telex or fax, service of the notice shall be deemed to be effected by properly addressing and sending such notice and shall be deemed to have been received on the same day that it was transmitted. Where a notice is given by e-mail service shall be deemed to be effected by transmitting the e-mail to the e-mail address provided by the intended recipient and shall be deemed to have been received on the same day that it was sent, and it shall not be necessary for the receipt of the e-mail to be acknowledged by the recipient.

144	A notice may be given by the Company to the person or persons which the Company has been advised are entitled to a Share or Shares in consequence of the death or bankruptcy of a Member in the same manner as other notices which are required to be given under these Articles and shall be addressed to them by name, or by the title of representatives of the deceased, or trustee of the bankrupt, or by any like description at the address supplied for that purpose by the persons claiming to be so entitled, or at the option of the Company by giving the notice in any manner in which the same might have been given if the death or bankruptcy had not occurred.

145	Notice of every general meeting shall be given in any manner hereinbefore authorised to every person shown as a Member in the Register of Members on the record date for such meeting except that in the case of joint holders the notice shall be sufficient if given to the joint holder first named in the Register of Members and every person upon whom the ownership of a Share devolves by reason of his being a legal personal representative or a trustee in bankruptcy of a Member of record where the Member of record but for his death or bankruptcy would be entitled to receive notice of the meeting, and no other person shall be entitled to receive notices of general meetings.

WINDING UP

146	Subject to Article 7, if the Company shall be wound up, and the assets available for distribution amongst the Members shall be insufficient to repay the whole of the share capital, such assets shall be distributed so that, as nearly as may be, the losses shall be borne by the Members in proportion to the par value of the Shares held by them. If in a winding up the assets available for distribution amongst the Members shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus shall be distributed amongst the Members in proportion to the par value of the Shares held by them at the commencement of the winding up subject to a deduction from those Shares in respect of which there are monies due, of all monies payable to the Company for unpaid calls or otherwise. This Article is without prejudice to the rights of the holders of Shares issued upon special terms and conditions.

147	Subject to Article 7, if the Company shall be wound up the liquidator may, with the sanction of a Special Resolution of the Company and any other sanction required by the Statute, divide amongst the Members in kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may for that purpose value any assets and determine how the division shall be carried out as between the Members or different classes of Members. The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the Members as the liquidator, with the like sanction, shall think fit, but so that no Member shall be compelled to accept any asset upon which there is a liability.

INDEMNITY

148	Every Director, agent or officer of the Company shall be indemnified out of the assets of the Company against any liability incurred by him as a result of any act or failure to act in carrying out his functions other than such liability (if any) that he may incur by his own fraud or wilful default. No such Director, agent or officer shall be liable to the Company for any loss or damage in carrying out his functions unless that liability arises through the fraud or wilful default of such Director, agent or officer.

FINANCIAL YEAR

149	Unless the Directors otherwise prescribe, the financial year of the Company shall end on 31st December in each year and, following the year of incorporation, shall begin on 1st January in each year.

TRANSFER BY WAY OF CONTINUATION

150	If the Company is exempted as defined in the Statute, it shall, subject to the provisions of the Statute and with the approval of a Special Resolution, have the power to register by way of continuation as a body corporate under the laws of any jurisdiction outside the Cayman Islands and to be deregistered in the Cayman Islands.

[END OF ARTICLES OF ASSOCIATION]